Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Medifocus, Inc.

Columbia, Maryland

We consent to the incorporation by reference of our report dated March 31, 2014 with respect to the consolidated financial statements of Medifocus, Inc. for the years ended March 31, 2013, 2012 and 2011 in this Form 20-F.

/s/ Stegman & Company

Baltimore, Maryland

March 31, 2014